UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

February 28, 2019

Date of Report (Date of earliest event reported)

Liberated Solutions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55177	27-4715504
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 Elvis Boulevard Chester, New York, 10918

(Address of principal executive offices)

Registrant’s telephone number, including area code: (845) 610-3817

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2019, the Company entered into a Stock Purchase Agreement (the “SPA”) with CigaWatt, Inc. (“CigaWatt”) and the shareholders of CigaWatt to purchase 100% of the outstanding shares of capital stock of CigaWatt in exchange for $200,000. The SPA is expected to close on May 15, 2019 (or on such other date as the Company and CigaWatt agree) pending certain closing conditions, which include, but are not not limited to, completion of an audit of CigaWatt’s financial statements.

The foregoing information is a summary of the SPA described above, is not complete, and is qualified in its entirety by reference to the full text of the SPA, which is attached as Exhibit 10.1 to this Current Report on Form 8-K. Readers should review the SPA for a complete understanding of the terms and conditions of the transaction described above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Stock Purchase Agreement between the Company and CigaWatt dated February 28, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Liberated Solutions, Inc.

Date: March 1, 2019		/s/ Brian Conway
	By:	Brian Conway
	Its:	President, Director, CEO and CFO